40
Exhibit 2.1(g)

                                      RECEIVABLES PURCHASE TERMINATION
                                         AND REASSIGNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of September 1, 1999, among CONE RECEIVABLES LLC, a Delaware limited liability company (the "Seller"), CONE MILLS CORPORATION, a North Carolina corporation ("Cone Mills") acting in its individual capacity and as Servicer under the Receivables Purchase Agreement described below, and DELAWARE FUNDING CORPORATION, a Delaware corporation (the "Buyer"). Statement of Facts Pursuant to a Purchase Agreement, dated as of March 25, 1997, as amended (the "Purchase Agreement"), between Cone Mills and the Seller, the Seller has purchased from time to time from Cone Mills certain trade receivables resulting from the sale of goods or services to customers of Cone Mills. Pursuant to a Receivables Purchase Agreement, dated as of March 25, 1997, as amended (the "Receivables Purchase Agreement"), among the Seller, Cone Mills (as the Servicer and in its individual capacity), and the Buyer, the Buyer has purchased from time to time from the Seller certain undivided percentage ownership interests in such receivables and Cone Mills (as the Servicer) has serviced and administered or caused to be serviced and administered such receivables. The parties desire to terminate the Purchase Agreement and the Receivables Purchase Agreement (collectively, the "Purchase Agreements") and to provide for the reassignment by the Buyer of such undivided percentage ownership interests to the Seller and the reassignment by the Seller of such receivables to Cone Mills, all in accordance with and subject to the terms and conditions of this Agreement. Statement of Terms NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the respective meanings given such terms in the Purchase Agreements. 2. Reconveyance of Purchased Interest. (a) Subject to the terms and conditions of this Agreement, the Buyer hereby assigns, transfers and conveys to the Seller, without recourse, except as specifically set forth herein, and the Seller hereby purchases and accepts assignment and transfer from the Buyer of, all of the Buyer's rights, titles and interests in and to the Purchased Interest. In consideration for such transfer and assignment, the Seller shall pay to the Buyer at or before 12:00 p.m. (New York city time) on this date, in immediately available funds, an amount (the "Reconveyance Amount") equal to the sum of the following: (i) Net Investment $
50,000,000.00            (ii)            Accrued            but           unpaid
Discount....................................   $  16,393.65  (iii)  Accrued  but
unpaid   fees.............................................   $  -0-  (iv)  Other
Aggregate  Unpaids  (describe)..................................  $-0- (v) Total
Reconveyance Amount (sum of (i) through (iv) above)..$50,016,393.65 (b) Payment of the Reconveyance Amount shall be made by the Seller to the Buyer by way of a wire transfer of immediately available funds directed as follows: Bank Name:
Morgan Guaranty Trust Company of New York City and State: New York, New York ABA Routing No.: 021-000-238 Account Name: Delaware Funding Corporation Account No.:
600-28-005 Ref: Cone Receivables LLC 3. Reconveyance of Purchased Assets. Subject to the terms and conditions of this Agreement, the Seller hereby sells, sets over, assigns, transfers, and conveys to Cone Mills, without recourse, except as specifically set forth herein, and Cone Mills hereby accepts, purchases and receives, all of the Seller's rights, titles and interests in and to the Purchased Assets, the Lockbox Accounts, and all monies, instruments, securities, documents and other property now or hereafter on deposit in or credited to the Lockbox Accounts (collectively, the "Reconveyed Property"). In consideration of the Seller's transfer and conveyance hereunder to Cone Mills of the Reconveyed Property, Cone Mills shall pay a purchase price (the "Purchase Price") equal to 100% of the Outstanding Balance as of this date of the Receivables conveyed hereunder by the Seller to Cone Mills, which price shall be payable by Cone Mills on this date as follows: (i) Cone Mills shall pay to such account or person as may be directed by the Seller an amount, in immediately available funds, equal to the Purchase Price less the aggregate outstanding principal and accrued interest balance as of this date of the Subordinated Loans and (ii) Cone Mills shall apply in payment of the balance of the Purchase Price the aggregate outstanding principal and accrued interest balance of the Subordinated Loans as of this date. 4. Termination of Purchase Agreements. Upon the effectiveness of this Agreement, the Purchase Agreements shall terminate and all obligations of the parties thereunder (including without limitation any and all obligations thereunder to purchase, sell or service the Receivables, the Related Security and the Collections) shall terminate, except that (i) the indemnification and payment provisions set forth in Sections 4.11, 8.01, 8.02 and 8.03 of the Receivables Purchase Agreement as well as the agreement set forth in Section 8.20 of the Receivables Purchase Agreement shall be continuing and shall survive the execution and delivery of this Agreement and the termination of the Receivables Purchase Agreement, and (ii) the indemnification and payment provisions of Article VII of the Purchase Agreement as well as the agreement set forth in Section 8.10 of the Purchase Agreement shall be continuing and shall survive the execution and delivery of this Agreement and the termination of the Purchase Agreement. 5. Mutual Releases. Upon the effectiveness of this Agreement, each of the Seller, Cone Mills and the Buyer (each such party being referred to as a "Releasing Party") shall be deemed to have (a) released and forever discharged each of the other parties hereto and their respective subsidiaries, agents, employees, officers, directors, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") of and from any and all liabilities, claims, suits, obligations, indebtedness, liens, losses, causes of action , demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, whether known or unknown, whether fixed or contingent, and whether liquidated or unliquidated, that such Releasing Party may have or claim to have against any such Released Party and which arises out of or is connected in any way with any action of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement, including without limitation any claims, liabilities or obligations relating to or arising out of or in connection with any of the Purchase Agreements or any of the transactions contemplated by any of the Purchase Agreements, from the beginning of time until the execution and delivery of this Agreement (collectively, the "Released Claims") and (b) agrees forever to refrain from commencing, instituting or prosecuting any law suit, action or other proceeding against any of the Released Parties with respect to any of such Released Claims; provided, however, that the Released Claims do not include, and the releases and covenants-not-to-sue set forth in this Section 5 shall not apply to, the Released Parties' respective representations, warranties, covenants and other obligations under this Agreement. 6. Effectiveness of this Agreement. This Agreement shall be effective as of this date upon the satisfaction of all of the following conditions precedent: (a) One or more counterparts of this Agreement shall have been executed and delivered by the Seller, Cone Mills and the Buyer; and (b) The Buyer shall have received payment of the Reconveyance Amount in accordance with Section 2(b) above. 7. Further Assurances. Each of the Seller and Buyer hereby agrees to execute and deliver such Uniform Commercial Code termination statements, Lockbox Account transfers or instructions, and such other documents as Cone Mills may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement; provided, however, that any and all such termination statements, Lockbox Account transfers or instructions, and other documents shall be prepared and/or recorded at Cone Mills' expense. 8. Representations and Warranties. (a) Each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity. (b) The Seller hereby represents and warrants that the Reconveyed Property is owned by the Seller free and clear of all Liens (other than any Permitted Liens) and the Seller has not sold, pledged, assigned, transferred or subjected to a Lien any of the Reconveyed Property, other than the conveyance of the Purchased Interest to the Buyer under the Receivables Purchase Agreement. (c) The Buyer hereby represents and warrants that the Purchased Interest is owned by the Buyer free and clear of any Lien (other than any Permitted Liens) and, except as provided in Section 8.17 of the Receivables Purchase Agreement, the Buyer has not sold, pledged, assigned, transferred or subjected to a Lien any of the Purchased Interest. The Buyer further represents and warrants that, upon the effectiveness of this Agreement and the Buyers receipt of the Reconveyance Amount in accordance with Section 2(b) above, no Aggregate Unpaids shall be outstanding and the Seller and Cone Mills will not be indebted to the Buyer for any reason under the Purchase Agreements or any of the other Purchase Documents (except with respect to (i) the Seller's and Cone Mills' respective representations, warranties, covenants and other obligations under this Agreement and (ii) the provisions of the Receivables Purchase Agreement which shall survive the termination of the Purchase Agreement as specified in clause (i) of Section 4 above; provided, however, that all or a portion of such indebtedness shall be reinstated in the event and to the extent that any payment thereof is rescinded or must otherwise be disgorged or returned by the Buyer upon the insolvency, dissolution, liquidation, bankruptcy or reorganization of the Seller of Cone Mills or upon or as a result of the appointment of a trustee, receiver or conservator or similar officer for the Seller or Cone Mills or any substantial part of its property). By signing on behalf of the Buyer below, Morgan Guaranty Trust Company of New York hereby represents and warrants that it is the duly authorized and existing attorney-in-fact for the Buyer and is authorized and empowered to execute and deliver this Agreement on behalf of the Buyer and to bind the Buyer to this Agreement. 9. Parties' Intent. It is the express intent and understanding of the parties hereto that this Agreement shall vest in the Seller all the right, title and interest of the Buyer in and to the Purchased Interest and constitutes a valid sale of the Purchased Interest by the Buyer to the Seller enforceable against all creditors of and all purchasers from the Buyer and that this Agreement vests in Cone Mills all the right, title and interest of the Seller in and to the Reconveyed Property and constitutes a valid sale of the Reconveyed Property by the Seller to Cone Mills enforceable against all creditors of and purchasers from the Seller. 10. Third Party Beneficiaries. The parties hereto acknowledge and agree that this Agreement and the transactions contemplated hereby will be relied upon by Cone Receivables II LLC (the "New Seller"), Redwood Receivables Corporation (the "New Buyer") and General Electric Capital Corporation as Collateral Agent and Operating Agent ("GE Capital") in connection with the transfer from and after this date by Cone Mills of the Reconveyed Property to the New Seller and the transfer from and after this date by the New Seller to the New Buyer of certain interests in the Reconveyed Property, all as contemplated by the Receivables Purchase and
Servicing  Agreement,  dated  as of  the  date  hereof,  among  Cone  Mills  (as
Servicer),  the New  Seller,  the  New  Buyer  and GE  Capital  and the  related
Receivables Transfer Agreement, dated as of the date hereof, among the New Seller, Cone Mills and certain affiliates of the Originator (collectively, the "New Purchase Agreements"). It is the express understanding and agreement of the parties that each of the New Seller, the New Buyer and GE Capital is intended to be a third party beneficiary of (i) all of the representations, warranties and covenants of the Seller and Cone Mills contained in this Agreement and (ii) all of the representations and warranties of the Buyer contained in Section 8(c) of this Agreement. 11. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. 12. No Petition. Each of the Seller and Cone Mills agrees (and, by accepting this Agreement below, each of the New Seller, the New Buyer and GE Capital also agrees) that, prior to the date which is one year and one day after the date upon which all obligations of the Seller to the Buyer under the Receivables Purchase Agreement are paid in full, such person will not institute against, or join any other person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States. (remainder of page intentionally left blank)
 IN WITNESS,  each
of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written. DELAWARE FUNDING CORPORATION By: Morgan Guaranty Trust Company of New York, as Attorney-In-Fact for Delaware Funding Corporation By: /s/ Richard Burke Name:
Richard  Burke  Title:  Vice  President  CONE  RECEIVABLES  LLC By:  Cone  Mills
Corporation,  its sole  Member By: /s/ David E. Bray Name:  David E. Bray Title:
Treasurer  CONE MILLS  CORPORATION  By:  /s/ David E. Bray  Name:  David E. Bray
Title: Treasurer ACCEPTED:  CONE RECEIVABLES II LLC By: /s/ Brandon Carrey Name:
Brandon Carrey Title: President REDWOOD RECEIVABLES CORPORATION By: /s/ Denis Creeden Name: Denis Creeden Title: Assistant Secretary GENERAL ELECTRIC CAPITAL CORPORATION, as Operating Agent and Collateral Agent By: /s/ Craig Winslow Name:
Craig Winslow Duly Authorized  Signatory
COLLATERAL  AGENT CONSENT AND RELEASE
In order to induce the Seller, Cone Mills and the Buyer to execute, deliver and perform the within and foregoing Receivables Purchase Termination and Reassignment Agreement (the "Agreement"; all capitalized terms used herein, and not otherwise defined herein, shall have the meanings given such terms in the Agreement), the undersigned Collateral Agent hereby consents to the Buyer's reconveyance of the Purchased Interest to the Seller in accordance with the terms and conditions of the Agreement and releases all of the Collateral Agent's rights, titles and interests in and to the Purchased Interest. MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent By: /s/ Richard Burke Name:
Richard Burke Title: Vice President